UNITED STATES
SECURITIES AND EXCHANGE
  COMMISSION
  Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

SPO MEDICAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-11772	25-1411971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3, Gavish Street, POB 2454, Kfar Saba, Israel
 (Address of principal executive offices, including Zip Code)

+972-9-764-3570
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 ("Amendment No. 1") to the Current Report on Form 8-K originally filed on July 2, 2010 (as so filed the "Original 8-K") is being amended to correct certain typographical errors and to correct other information contained in the Original 8-K relating to events occurring subsequent to the filing of the 8-K. Amendment No.1 is intended to replace in full the Original 8-K.

Item 3.02  Unregistered Sales of Equity Securities

(i)    On July 1, 2010, SPO Medical Inc. (the “Company”) agreed to issue 5,000,000 restricted shares of its common stock, par value $0.01 (the "Common Stock"), to one accredited investor pursuant to the terms of a consulting agreement for the provision of public relations, promotion and marketing services geared to the recreational sports and wellness market. On July 6, 2010, the Company and the investor amended the agreement such that in lieu of the issuance of the 5,000,000 restricted shares, the Company issued to such investor warrants, exercisable through June 30, 2015, to purchase up to 5,000,000 shares of Common Stock at a per share exercise price of $0.01.

(ii)    On June 30, 2010, the Company issued 100,000 restricted shares of its Common Stock to one accredited investor pursuant to the terms of a consulting agreement for the provision of financial services.

(iii)    On June 30, 2010, the Company issued 105,074 restricted shares of its Common Stock to one accredited investor in satisfaction of the Company's currently due promissory note held by such investor in the approximate amount of $15,800 and the cancellation of warrants to purchase up to 7,800 shares of the Company's Common Stock previously issued to such investor.

(iv)    on May 31, 2010, the Company issued warrants to purchase up to 600,000 shares of its Common Stock to two accredited investors in consideration of such investors' extension to December 31, 2011 of the maturity date of the Company's previously issued promissory notes in the in the approximate aggregate amount of $257,088 and the cancellation of previously issued warrants to purchase up to an aggregate of 333,333 shares of the Company's Common Stock. The warrants are exercisable through December 31, 2013 at a per share exercise price of $0.15.

The securities referred to above in items (i) through (iv) were issued in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended, provided in Sections 4(2), 4(6) and Regulation D thereof, as a transaction by an issuer not involving a public offering. The registrant reasonably believed that each purchaser had such knowledge and experience in financial and business matters to be capable of valuating the merits and risks of the investment, each purchaser represented an intention to acquire the securities for investment only and not with a view to distribution thereof and based on the status of the recipients as an accredited investor as defined in Regulation D under the Securities Act.

(v)           On July 1, 2010, the Company issued to a Non-U.S. person warrants to purchase up to 3,800,000 shares of the Company's Common Stock pursuant to the terms of a development and marketing agreement for the provision of services relating to the development, launching and marketing of the Company's products and technologies to the wellness and recreational sports market. The warrants are exercisable through June 30, 2015 at a pre share price of $0.01, as follows: commencing on August 1, 2010 and continuing through July 2011, the warrants are exercisable for up to 320,000 shares of Common Stock on the first trading day of each month and, on August 1, 2011, for 280,000 shares.

The Company issued the securities to the Non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction in which it relied on the registration exemption provided for in Regulation S of the Securities Act of 1933.

Following the issuance of the shares of the Company’s Common Stock referred to above in items (ii) and (iii) above, the Company’s outstanding shares of Common Stock is 25,838,082 shares.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2010	SPO MEDICAL INC.

	By:	/s/ Michael Braunold
Michael Braunold Chief Executive Officer